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                                                   [RESOURCE SERVICE GROUP LOGO]

MEMORANDUM


                                                  PERTH, AUSTRALIA (HEAD OFFICE)
                                                 Resource Service Group Pty Ltd.
                                                                 ACN 009 226 573

                                                       2nd Floor, 35 Ventnor Ave
                                             West Perth, Western Australia, 6005

                                                PO Box 1671, West Perth, WA 6872

                                                      Telephone: +61 8 9481 0885
                                                      Facsimile: +61 8 9481 0256
                                                     Email: rsg_perth@rsg.com.au
                                                      Web: http://www.rsg.com.au

TO             :    Mr Adrian Reynolds

COMPANY        :    Randgold Resources

FROM           :    Harry Warries

DATE           :    12 June 2002

SUBJECT        :    RESERVE STATEMENT FOR MORILA AND LOULO
--------------------------------------------------------------------------------
Dear Adrian,

Please find below a reserve statement for the Morila Gold Mine and the Loulo Project, both located in Mali.

The reserves are reported in accordance with the definitions of reserves as defined in the SEC Guide 7 definitions. For ease of reference the definition of reserves are provided below.

     - Reserve            :    That part of a mineral deposit, which could be
                               economically and legally extracted or produced at the time of the reserve determination.

     - Proven Reserves    :    Reserves for which (a) quantity is computed from
                               dimensions revealed in outcrops, trenches, workings or drill holes: grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content are well-established.

     - Probable Reserves  :    Reserves for which quantity and grade and/or
                               quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are further apart or are otherwise less adequately spaced.
                               However, the degree of assurance, although lower than for that for proven reserves, is high enough to assume continuity between points of observation.

It is noted that the reserves also conform to the National Instrument 43-101 Standards of Disclosure for Mineral Projects of February 2001 ("the Instrument").

Resource Service Group ("RSG") is an exploration, mining and resource consulting firm, which has been providing services and advice to the international mineral industry and financial institutions since 1987. This report has been compiled by Mr. Harry Warries who has the appropriate relevant qualifications, experience, competence and independence to be considered a "Qualified Person"
--------------------------------------------------------------------------------

                                  ACCRA, GHANA

                    Resource Service Group (Africa) Pty Ltd
                                 ACN 073 0S4 609
                           Telephone: +233 21 760 495
                           Facsimile: +233 21 760 476
                              Email: rsg@ghana.com

                           JOHANNESBURG, SOUTH AFRICA

                         Resource Service Group Pty Ltd
                         Registration Number 99/05896/10
                           Telephone: +27 11 880 4318
                           Facsimile: +27 11 880 0486
                             Email: rsg@rsgsa.co.za
--------------------------------------------------------------------------------
This memorandum is intended for the use of the individual or entity named above and may contain information that is confidential and privileged. If you are not the intended recipient, you are hereby notified that any dissemination, distribution or copying of this memorandum is strictly prohibited. When addressed to our clients, any opinions or advice contained in this memorandum are subject to the terms and conditions expressed in the governing Resource Service Group client engagement letter. If you have received this memorandum in error, please notify us immediately by return of memorandum or telephone (08) 9481 0885 and destroy the original message. Thank you.

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                                                   [RESOURCE SERVICE GROUP LOGO]

under the definitions provided in the Instrument. Mr Harry Warries had over 12 years experience in the mining industry and regularly carries out due diligence studies and technical audits around the world for mining companies and financial institutions.

The abovementioned projects are discussed in detail below.

Morila
------

RSG has been involved with the Morila Project since mid 1998 and has good understanding of the project. The Morila Gold Project is an operating mine that has been in production since late 2000.

Anser, which is the mine operator and a wholly owned subsidiary of Anglogold (40% shareholder of the Morila Gold Project), carried out the resource modelling.

RSG has reviewed the July 2001 Anser resource model and is of the opinion that the resource conforms to the Instrument.

The reserves that have been determined for Morila are based on the July 2001 resource model.

Randgold provided RSG with the 'Morila Gold Mine - V2 Life of Mine Plan' report, dated October 2001. This reported describes the methodologies and assumptions made for the reserve determination at Morila. RSG has audited the life of mine plan as described in this document and has found no material errors and or omissions.

A brief summary of the principal modifying factors that were applied to derive at the reserves is given below. For further detail please refer to the aforementioned report.

     -------------------------------------------------------------
     ITEM                                       UNIT      VALUE
     -------------------------------------------------------------
     Gold price                                 $/oz        300
     Royalties                                   %           6
     ANSER management fee                        %           1
     Refining charges                           $/oz        0.88
     General and administration cost         $/t milled     3.16
     Rehabilitation cost                     $/t milled     0.21
     Other mining related costs              $/t mined      0.48
     Average mining cost                     $/t mined      1.00
     Average processing cost                 $/t milled     7.60
     Processing recovery                         %           94
     Mining dilution                             %           10
     Mining recovery                             %           95
     -------------------------------------------------------------
     Note: All currencies in the table above are expressed in United States of America dollars.

Based on the above, the following reserves are contained within the Morila Gold Project (as of 1 January 2002).

     ------------------------------------------------------------------
     Reserve Classification        Tonnes         Grade          Metal
                                 ---------------------------------------
                                    [Mt]          [g/t]          [Moz]
     ------------------------------------------------------------------
     Proven                         0.9            3.1           0.09
     Probable                      26.8            4.8           4.17
     ------------------------------------------------------------------
     Total                         27.7            4.8           4.26
     ------------------------------------------------------------------

The reserves are based on a 1.3g/t grade cutoff.

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                                                   [RESOURCE SERVICE GROUP LOGO]

Loulo
-----

RSG has carried out a resource estimate and a mining study for the Loulo Project. Our report 'Loulo Project -- Resource Estimate and Mining Study' dated April 2002 provides a detailed summary of the work carried out by RSG.

The resources reported for the Loulo Project conform to the requirements by the Instrument.

The reserves that have been determined for the Loulo Project comprise 2 deposits, which are set apart by approximately 5km. The northern most deposit is named Loulo 0, with the southern most deposit being named Yalea.

The two deposits, Loulo 0 and Yalea, exhibit different material characteristics and, as such, different economic parameters apply to each one. Therefore, the reserves for the 2 deposits are discussed separately in the following sections.

o    Loulo 0

     A brief summary of the principal modifying factors that were applied to derive at the reserves for Loulo 0 is given below. For further detail please refer to the aforementioned report.

     ---------------------------------------------------------------------
                         ITEM           UNIT               VALUE
     ---------------------------------------------------------------------
                                                       Oxide   Primary
     ---------------------------------------------------------------------
     Au Price                           $/oz                300
     ---------------------------------------------------------------------
     Processing cost                 $/t milled        6.50      7.80
     ---------------------------------------------------------------------
     Processing recovery                 %               95       90
     ---------------------------------------------------------------------
     Average mining cost             $/t mined              1.24
     ---------------------------------------------------------------------
     G&A                             $/t milled             3.00
     ---------------------------------------------------------------------
     Other                           $/t milled             0.15
     ---------------------------------------------------------------------
     Royalty                             %                   6
     ---------------------------------------------------------------------
     Refining                           $/oz                0.65
     ---------------------------------------------------------------------
     Note: All currencies in the table above are expressed in United States of America dollars.

     The reserves are based on block value and not a singular grade cutoff. If a block returns a positive block value, taking in consideration all the economic parameters, than the material will be processed and, as such, will be considered to form part of the reserve. Nevertheless, for ease of reference, the applicable grade cutoffs for oxide and sulphide material are estimated at 1.2g/t and 1.5g/t respectively.

     Based on the above, the following reserves are contained within the Loulo 0 deposit (as of 31 March 2002)

                                   Loulo 0 Deposit
     ----------------------------------------------------------------------
     Reserve Classification             Tonnes        Grade          Metal
                                    ---------------------------------------
                                         [Mt]         [g/t]          [Moz]
     ----------------------------------------------------------------------
     Proven                              5.9           3.5           0.66
     Probable                            0.3           2.4           0.03
     ----------------------------------------------------------------------
     Total                               6.2           3.4           0.69
     ----------------------------------------------------------------------

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                                                   [RESOURCE SERVICE GROUP LOGO]

o    Yalea

     A brief summary of the principal modifying factors that were applied to derive at the reserves for Yalea is given below. For further detail please refer to the aforementioned report.

     ------------------------------------------------------------------------
     ITEM                                     Oxide    Transition    Primary
     ------------------------------------------------------------------------
     Au Price                     $/oz                     300
     ------------------------------------------------------------------------
     Processing cost              $/t          4.50       6.00        7.80
     ------------------------------------------------------------------------
     Processing recovery           %            95          85          80
     ------------------------------------------------------------------------
     Average mining cost          $/t                      1.09
     ------------------------------------------------------------------------
     G&A                          $/t                      3.00
     ------------------------------------------------------------------------
     Other                        $/t                      0.15
     ------------------------------------------------------------------------
     Royalty                       %                        6
     ------------------------------------------------------------------------
     Refining                     $/oz                     0.65
     ------------------------------------------------------------------------
     Note: All currencies in the table above are expressed in United
     States of America dollars.

     The reserves are based on block value and not a singular grade cutoff. If a block returns a positive block value, taking in consideration all the economic parameters, than the material will be processed and, as such, will be considered to form part of the reserve. Nevertheless, for ease of reference, the applicable grade cutoff for oxide, transitional and sulphide material in estimated at 1.0g/t, 1.3g/t and 1.6g/t respectively.

     Based on the above, the following reserves are contained within the Yalea deposit (as of 31 March 2002).

                                  Yalea Deposit
     ----------------------------------------------------------------------
     Reserve Classification             Tonnes        Grade          Metal
                                    ---------------------------------------
                                         [Mt]         [g/t]          [Moz]
     ----------------------------------------------------------------------
     Proven                              5.2           4.1           0.68
     Probable                            0.7           3.4           0.07
     ----------------------------------------------------------------------
     Total                               5.9           4.0           0.75
     ----------------------------------------------------------------------

     The reserves for the combined Loulo Project is summarised below (as of 31 March 2002).

                           Combined Loulo Project
     ----------------------------------------------------------------------
     Reserve Classification             Tonnes        Grade          Metal
                                    ---------------------------------------
                                         [Mt]         [g/t]          [Moz]
     ----------------------------------------------------------------------
     Proven                             11.1           3.8           1.34
     Probable                            1.0           3.1           0.10
     ----------------------------------------------------------------------
     Total                              12.1           3.7           1.44
     ----------------------------------------------------------------------

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                                                   [RESOURCE SERVICE GROUP LOGO]

Please do not hesitate to contact me should you have any queries or require further details.

With best regards
RESOURCE SERVICE GROUP




/s/ Harry Warries
----------------------------
Harry Warries
SENIOR MINING ENGINEER

This document has been prepared for the exclusive use of Randgold Resources ("Client") on the basis of instructions, information and data supplied by them. No warranty or guarantee, whether express or implied, is made by RSG with respect to the completeness or accuracy of any aspect of this document and no party, other than the Client, is authorised to or should place any reliance whatsoever on the whole or any part or parts of the document RSG does not undertake or accept any responsibility or liability in any way whatsoever to any person or entity in respect of the whole or any part or parts of this document, or any errors in or omissions from it, whether arising from negligence or any other basis in law whatsoever.